EXHIBIT 10.25

SECOND AMENDMENT
TO
$2,500,000,000 5-YEAR REVOLVING CREDIT AGREEMENT
dated as of
November 9, 2007
among
VALERO ENERGY CORPORATION,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Global Administrative Agent,
and
The Lenders Party Hereto

SECOND AMENDMENT TO
$2,500,000,000 5-YEAR REVOLVING CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO $2,5000,000,000 5-YEAR REVOLVING CREDIT AGREEMENT (this “Second Amendment”) dated as of November 9, 2007, is among VALERO ENERGY CORPORATION, a Delaware corporation (the “Borrower”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and global administrative agent (in such capacity, together with its successors in such capacity, the “Global Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
R E C I T A L S
     A. The Borrower, the Administrative Agent, the Global Administrative Agent and the Lenders are parties to that certain $2,500,000,000 5-Year Revolving Credit Agreement dated as of August 17, 2005 (as amended by that certain First Amendment to $2,500,000,000 5-Year Revolving Credit Agreement dated as of July 24, 2006, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
     B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections in this Second Amendment refer to Sections of the Credit Agreement.
     Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.01.
     (a) The definition of “Agreement” is hereby amended in its entirety to read as follows:
     “Agreement” means this $2,500,000,000 5-Year Revolving Credit Agreement, as amended by the First Amendment and the Second Amendment, as the same may from time to time be amended, modified, supplemented or restated.
     (b) The definition of “Maturity Date” is hereby amended in its entirety to read as follows:
     “Maturity Date” means November 9, 2012, and for any Lender agreeing to extend its Maturity Date pursuant to Section 2.21 (and for the purposes of Section

2.04(d) and Section 2.06(c)), the date on November 9 in each year thereafter pursuant to which the Maturity Date has been extended.
     (c) The following definitions are hereby added where alphabetically appropriate to read as follows:
     “Adjusted Consolidated Net Debt” means, at any date, Consolidated Net Debt less the principal amount of Hybrid Equity Securities in an aggregate amount not to exceed 15% of Total Capitalization.
     “Consenting Lenders” has the meaning set forth in Section 2.21(b).
     “Extension Confirmation Date” has the meaning set forth in Section 2.21(b).
     “Extension Effective Date” has the meaning set forth in Section 2.21(b).
     “Hybrid Equity Securities” mean, on any date (the “determination date”), any securities issued by the Borrower or any of its Subsidiaries or a financing vehicle of the Borrower or any of its Subsidiaries, other than common stock, that meet the following criteria: (a) (i) the Borrower demonstrates that such securities are classified, at the time they are issued, as possessing a minimum of “intermediate equity content” by S&P and “Basket C equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (ii) on such determination date such securities are classified as possessing a minimum of “intermediate equity content” by S&P or “Basket C equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the obligations of the Borrower under this Agreement. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock.
     “Non-Consenting Lenders” has the meaning set forth in Section 2.21(b).
     “Second Amendment” means the Second Amendment to $2,500,000,000 5-Year Revolving Credit Agreement dated as of November 9, 2007 among the Borrower, the Administrative Agent, the Global Administrative Agent and the Lenders party thereto.
     “Total Capitalization” means, at the date of any determination thereof, the sum of (a) Consolidated Net Debt plus (b) Consolidated New Worth of the Borrower plus (c) the involuntary liquidation value of any Preferred Equity Interests.
     2.2 Amendment to Section 2.02(a). Section 2.02(a) is hereby amended by replacing “$500,000,000” in the ninth line thereof with “1,250,000,000”.

     2.3 Amendment to Section 2.06(c). Section 2.02(c) is hereby amended by adding the following proviso at the end thereof:
“; provided that, notwithstanding the foregoing, no Letter of Credit may expire beyond the close of business on the date that is five Business Days prior to the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with the outstanding LC Exposure at such time, is less than or equal to the total commitments of all Lenders having a later Maturity Date”
     2.4 Amendment to Section 2.06(j). Section 2.06(j) is hereby amended in its entirety to read as follows:
     “(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure pursuant to Section 2.21, then the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. As collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, a first priority security interest in such account and all amounts and other property from time to time deposited or held in such account, and all proceeds thereof, and any substitutions and replacements therefor. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse ratably the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure pursuant to Section 2.21, such amount (to the extent not applied as aforesaid)

shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.”
     2.5 Amendment to Section 2.19(b). Section 2.19(b) is hereby amended by inserting the words “, or if any Lender shall fail to agree to extend the Maturity Date pursuant to Section 2.21,” after the reference to “Section 2.20,” and before the word “then” in the eight line thereof.
     2.6 Amendment to Article II. Article II is hereby amended to add the following new Section 2.21 to read as follows:
     “Section 2.21. Extension of Maturity Date.
     (a) Not earlier than 75 days prior to, nor later than 30 days prior to, each anniversary of November 9, 2007, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.
     (b) The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Lender in default in its obligation to fund Loans hereunder and after giving effect to any replacements of Lenders permitted herein) have consented thereto (the Lenders that so consent being the “Consenting Lenders” and the Lenders that do not consent being the “Non-Consenting Lenders”). If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the year following the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the new Maturity Date (after giving effect to such extension). As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) before and after giving effect to such extension to Default exists or will exist as of the Extension Confirmation Date, and (C) since December 31, 2006, no event, development or circumstance that has had or could reasonably be excepted to have a Material Adverse Effect has occurred. The Borrower shall repay any Loans outstanding on the Extension Effective Date (and pay and additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable

Percentages of all the Lenders effective as of the Extension Effective Date; and if after giving effect to such prepayment, the total Credit Exposures exceeds the total Commitments then in effect as a result of an LC Exposure, then the Borrower will pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.06(j). In addition, each Consenting Lender shall automatically (without any further action) and ratably acquire on the Extension Effective Date the Non-Consenting Lenders’ participations in Letters of Credit, in an amount equal to such Consenting Lender’s Applicable Percentage of the amount of such participants.”
     2.7 Amendment to Section 6.01. Section 6.01 is hereby amended in its entirety to read as follows:
     “Section 6.01 Indebtedness. The Borrower will not permit Adjusted Consolidated Net Debt at any time to exceed 60% of Total Capitalization.”
     2.8 Amendment to Section 9.02(d). Clause (vi) of Section 9.02(d) is hereby amended by inserting the words “Section 2.21,” after the words “Section 2.12(d),” in the first line of such clause (vi).
     2.9 Global Amendments. References to “Valero L.P.” wherever they appear in the Credit Agreement are hereby changed to “NuStar L.P.” and references to “Valero GP, LLC” wherever they appear in the Credit Agreement are hereby changed to “NuStar GP, LLC”.
     2.10 Commitments. On the Effective Date, the Commitment of each Lender shall, without any further action (including, without the execution of any Assignment and Assumption or the payment of any processing and recordation fee to the Administrative Agent), be the Commitment specified for such Lender on the attached Schedule 2.01, and Schedule 2.01 of the Credit Agreement is hereby amended and restated to read as set forth on the attached Schedule 2.01.
     Section 3. Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) (the “Effective Date”):
     3.1 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Second Amendment on or prior to the Effective Date.
     3.2 The Administrative Agent shall have received from all of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.
     3.3 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
     3.4 No Default shall have occurred and be continuing, after giving effect to the terms of this Second Amendment.

     Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.
     4.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.
     4.3 Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
     4.4 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

VALERO ENERGY CORPORATION
By:	/s/ Donna M. Titzman
Donna Titzman
Treasurer

Second Amendment to $2,500,000,000
5-Year Revolving Credit Agreement

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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and as Global Administrative Agent
By:	/s/ Robert W. Traband
Robert W. Traband
Vice President

Second Amendment to $2,500,000,000
5-Year Revolving Credit Agreement
We have omitted the “Commitment Schedule” from this Exhibit. We will furnish a copy of this schedule to the Commission upon request.

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